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                  AMENDMENT NO. 2 TO THE SUBSCRIPTION AGREEMENT

                  This Amendment No. 2 ("Amendment No. 2") dated as of September 13, 1999, by and among Edwardstone & Company, Incorporated, a Delaware corporation ("Edwardstone"), MidMark Capital, L.P., a Delaware limited partnership ("MidMark", and together with Edwardstone, "Purchasers") and Vertex Industries, Inc. a New Jersey corporation (the "Company"), amends the Subscription Agreement, dated June 21, 1999, as amended on August 23, 1999, by and among the Company and the Purchasers (the "Subscription Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned them in the Subscription Agreement.

                                    RECITALS

                  WHEREAS, the Company and the Purchasers desire to amend certain provisions of the Subscription Agreement in the manner and as more fully set forth herein; and

                  WHEREAS, the Company and the Purchasers have consented to amending the Subscription Agreement in the manner set forth herein;

                  NOW, THEREFORE, in consideration of the mutual agreements set forth herein and in the Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The first and second whereas clauses of the Subscription Agreement are hereby amended and replaced in their entirety to read as follows:

         "WHEREAS, Edwardstone wishes to purchase from the Company, and the Company wishes to sell to Edwardstone five million four hundred forty nine six hundred forty two (5,449,642) shares (the "Edwardstone Shares") of the Company's common stock, par value $.005 per share ("VTX Common Stock"), on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, MidMark wishes to purchase from the Company, and the Company wishes to sell to MidMark five million (5,000,000) shares (the "MidMark Shares", and together with the Edwardstone Shares, the "Shares") of VTX Common Stock, on the terms and subject to the conditions set forth in this Agreement; and"

         2. All references to the Subscription Agreement shall be deemed to refer to the Subscription Agreement as amended by this Amendment No. 2.

         3. Except as specifically amended hereby, the original provisions of the Subscription Agreement remain in full force and effect.


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         4. This Amendment No. 2 may be executed in counterparts, each of which shall be deemed as original, but all of which shall constitute the same instrument.

         5. This Amendment No. 2 shall be governed by the laws of the State of New York.

         6. This Amendment No. 2 shall be effective as of the date hereof.


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         IN WITNESS WHEREOF, each party hereto has signed this Amendment No. 2, or caused its duly authorized officer or general partner to sign this Amendment No. 2, as of the date first above written.


                                             VERTEX INDUSTRIES, INC.


                                             By: /s/ Ronald C. Byer
                                                 ------------------------
                                                 Name:  Ronald C. Byer
                                                 Title: CEO and President

                                             EDWARDSTONE & COMPANY, INC.

                                             By: /s/  Nicholas Toms
                                                 ------------------------
                                                 Name:  Nicholas Toms
                                                 Title: Chief Executive Officer

                                             MIDMARK CAPITAL, L.P.

                                                 by MidMark Associates, Inc.
                                                 as General Partner of
                                                 MidMark Capital, L.P.

                                             By: /s/  Wayne L. Clevenger
                                                 ------------------------
                                                 Name:  Wayne L. Clevenger
                                                 Title: Managing Director